Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-80471 and 33-36485) and Form S-3 (No. 333-43422) of Granite Construction Incorporated of our report dated March 11, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Consolidated Financial Data” in such Annual Report.

PricewaterhouseCoopers LLP

San Jose, California
March 11, 2004